                                 SCHEDULE 14A
                                (Rule 14a-101)
                    Information Required in Proxy Statement

                           SCHEDULE 14A INFORMATION
         Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934
                              (Amendment No.   )

Filed by the Registrant                                     /X /
Filed by a Party other than the Registrant                  /   /

Check the appropriate box:
/     /     Preliminary Proxy Statement
/     /     Confidential,  for Use of the  Commission  Only (as  permitted  by
Rule 14a-6(e)(2))
/     /     Definitive Proxy Statement
/ X / Definitive Additional Materials
/   / Soliciting Material Pursuant to Rule 14a-11(c) or 14a-12

                    OPPENHEIMER MULTI-STATE MUNICIPAL TRUST

               (Name of Registrant as Specified in its Charter)

                           DEBORAH A. SULLIVAN, ESQ.

                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/ X  /      No fee required.
/     /     Fee  computed on table below per  Exchange  Act Rules  14a-6(i)(1)
and 0-11.

(1)   Title of each class of securities to which transaction applies:

(2)   Aggregate number of securities to which transaction applies:

(3)   Per unit  price  or  other  underlying  value  of  transaction  computed pursuant to  Exchange  Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)   Proposed maximum aggregate value of transaction:

(5)   Total fee paid:

/    /      Fee paid previously with preliminary materials.
/    /      Check  box if  any  part  of the  fee is  offset  as  provided  by
Exchange Act Rule  0-11(a)(2) and identify the filing for which the offsetting fee  was  paid  previously.  Identify  the  previous  filing  by  registration statement number, or the Form or Schedule and the date of its filing.
(1)   Amount Previously Paid:

(2)   Form, Schedule or Registration Statement No.:

(3)   Filing Party:

(4)   Date Filed:

July 19, 2001

VIA EDGAR

Securities and Exchange Commission
Mail Stop 0-7, Filer Support
6432 General Green Way
Alexandria, VA  22312

      Re:   Oppenheimer Multi-State Municipal Trust
            Reg. No. 33-30198; File No. 811-5867
            --------------------------------------

To the Securities and Exchange Commission:

      An  electronic  ("EDGAR")  filing  with the  Commission  is hereby  made pursuant  to Rule  14a-6(b)  under the  Securities  Exchange  Act of 1934,  as amended.  This  filing  contains  soliciting  definitive  additional  material which  relates  to the  meeting of the  shareholders  of  Oppenheimer  Florida
Municipal  Fund, a series of Oppenheimer  Multi-State  Municipal  Trust, to be held September 11, 2001.

      The  proposals to be submitted to  shareholders  at the meeting are: (a)
election  of  eleven   Trustees,   (b)  approval  of  changes  to  the  Fund's
investment objective;  industry concentration policy; and  non-diversification policy,  (c) approval of changes to the Fund's  fundamental  investment policy
concerning   borrowing,   and  (d)  approval  of  the  Fund's  Class  B  12b-1
Distribution  and Service Plan and Agreement  (only Class B  shareholders  may vote on this proposal).

                                          Very truly yours,

                                          /s/ Deborah A. Sullivan

                                          Deborah A. Sullivan
                                          Assistant Vice President and
                                          Assistant Counsel
                                          (212) 323-0602
DAS:dr

cc:   Gloria LaFond
      Digby Clements
      Wayne Strauss

INFORMATION ON PROPOSED CHANGES FOR
OPPENHEIMER FLORIDA MUNICIPAL FUND

Name
Address1
Address2
Address3
Address4
Address5

Dear Valued Financial Consultant:

Your  clients who own shares in  Oppenheimer  Florida  Municipal  Fund are now receiving a proxy  mailing  regarding  proposed  changes to that Fund.  We are writing in an effort to help you better  answer  any  questions  they may have about this mailing.

OppenheimerFunds  is  seeking  to  change  the  investment  objective  of  its
Oppenheimer  Florida Municipal Fund. Under the current  investment  objective, the Fund seeks as high a level of current  interest income exempt from federal income  taxes,  for  individual  investors,  as is  available  from  municipal securities,  consistent with  preservation of capital.  The Fund also seeks to offer  investors  the  opportunity  to own Fund  shares  exempt  from  Florida
Personal  Property Taxes.  Developments in the Florida  Personal  Property Tax
structure have prompted  OppenheimerFunds  to offer the Fund's  shareholders a
fresh  approach  to  municipal  bond  fund   investing.   Under  the  proposed
investment  objective,  the Fund would seek high  current  income  exempt from federal income taxes for  individual  investors as is available from investing in a diversified  portfolio of high-yield municipal  securities.  Shareholders are  being  asked to vote on the  proposed  change at the  Fund's  shareholder meeting on September 11, 2001.

If the proposed  change is approved by shareholders  Ronald H. Fielding,  CFA,
Senior Vice  President of  OppenheimerFunds,  Inc.,  would serve as the Fund's
Portfolio  Manager and Chief Strategist.  Anthony A. Tanner,  CFA, would serve as  Assistant  Portfolio  Manager.  Both  Mr.  Fielding  and Mr.  Tanner  have extensive  experience with  high-yield  municipal  securities,1  and currently
manage  three  other   Oppenheimer   municipal  bond  funds:   Rochester  Fund
Municipals,  Limited Term New York Municipal Fund and Oppenheimer Pennsylvania
Municipal Fund.

Investing  in  high-yield   municipal   securities   can  involve   investment
experience and strategies not generally applied by the investing  community as a whole.  Some  examples are  included in the enclosed  materials on the Funds currently  managed by Messr's Fielding and Tanner.  In particular,  the CD-ROM contains more in-depth  information  on strategies  and  approaches  developed over many years of municipal bond investing.

We believe  strongly in providing  the  financial  professionals  who sell our
Funds with all the information  they need to answer their clients'  questions.
And we hope that you'll find this  information  helpful if your  clients  have inquiries  regarding the proposed changes to the Oppenheimer Florida Municipal
Fund.

If you'd like  additional  information,  we're here to help. Give us a call in
Rochester at  800-955-3863  to learn more about our approach to municipal bond fund management.  Or speak with any of your  OppenheimerFunds  representatives
(OppenheimerFunds  Financial  Advisor  Representative  at  800-255-2750,  your
Brokerage Firm  Representative  at 800-848-3487 or, for Financial  Institution
Sales, 800-255-2770).

We look forward to hearing from you!

Very truly yours,

/S/ H.C. Digby Clements

H.C. Digby Clements
Vice President,
Senior Product Manager, Fixed Income Products
OppenheimerFunds, Inc.

1. High-yield  securities can carry additional  risks,  including greater risk of default.

This  material has been  prepared by  OppenheimerFunds  Distributor,  Inc. for broker/dealer  information  only,  has not been  filed  with NASD  Regulation,
Inc.,  and may not be  reproduced,  in whole or in part, or shown or quoted to members of the public or used orally or in written form as sales literature.

Shares of  Oppenheimer  funds are not deposits or obligations of any bank, are not insured by the FDIC or any other  agency,  and involve  investment  risks, including possible loss of the principal amount invested.

   Oppenheimer funds are distributed by OppenheimerFunds Distributor, Inc.,
               Two World Trade Center, New York, NY 10048-0203.

PTM-1-6-21/01